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                                                                    EXHIBIT 10.4


                          NOTE PARTICIPATION AGREEMENT


    THIS NOTE PARTICIPATION AGREEMENT (this "Agreement") is entered into effective as of May 12, 1995, between NEVADA GOLD & CASINOS, INC. ("Borrower"); RIVER OAKS TRUST COMPANY, a Texas trust company ("Trustee") and numerous parties participating in the Note described below, by execution of Addenda hereto in the form of the Addendum Agreement attached hereto as Exhibit "A" (the "Participants").

                              W I T N E S S E T H:

    WHEREAS, Borrower and Trustee on behalf of the Participants, have entered into a Loan Agreement, dated effective as of the date hereof, pursuant to which the Participants, through the Trustee, will loan up to an aggregate principal amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) to Borrower (the "Loans"), upon and subject to the terms and conditions stated in the Loan Agreement;

    WHEREAS, the Loans are made pursuant to the Loan Agreement and the documents referred to in the Loan Agreement as the Loan Documents
(collectively, the "Loan Documents");

    WHEREAS, each Participant has agreed, subject to the terms and conditions hereinafter set forth, to acquire a participation in the Loans through the Trustee; and

    WHEREAS, the parties wish to enter into this Agreement to describe their rights and obligations with respect to such participation arrangement.

    NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

    1. Subject to the terms and conditions of this Agreement, each participant hereby acquires through the Trustee a participation in the Loans and any collateral now or at any time hereafter securing the Loans (the "Participation") equal to the dollar amount indicated in the Addendum to the Note Participation Agreement executed by the participant in the form of Exhibit "A" attached hereto (the "Participant's Addendum") and, with respect to the Collateral (as defined in the Loan Agreement) a percentage interest in the Collateral equal at any given time to the ratio (x) the Participant's principal plus interest accrued thereon from the date of the Participant's Addendum bears to (y) the total amount advanced to Borrower hereunder plus accrued interest. The Participation shall bear interest at the rates of interest borne by the Loans. The Participation shall be evidenced by this Agreement and the Addenda hereto which shall be part of this Agreement.

    2. Upon receipt by Trustee of notice from the Borrower of a Request for Advance under any of the Loans in substantially the form of Exhibit "B" attached hereto, Trustee agrees that within twenty-four (24) hours after receipt of such notice, if such notice is given by 12:00 p.m., it will advance to Borrower by deposit into a designated account the amount of such advance that is available in Nevada Gold & Casinos, Inc., Escrow Account #7309-5085, Trust Account #5079 at River Oaks Trust Company assuming the conditions precedent set forth in this Agreement have been met. Each Participant's share of the Participation will be additionally evidenced by a Participation Certificate in the form of Exhibit "C" attached hereto.

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    3.       Trustee shall remit to each Participant at his or her address as indicated on each Participant's Addendum in immediately available funds, each Participant's pro rata share of each payment received by Trustee with respect to the Loans and interest thereon (whether pursuant to the Loan Documents, or by voluntary payment, exercise of setoff, banker's lien, counterclaim, cross-action, realization on or with respect to collateral, or otherwise) on or before the business day following the date on which such payment is received by Trustee. Provided, however, that if Trustee is not obligated to, and does not forward such payment to each Participant until the business day following the date of receipt of such payment by Borrower, Trustee shall pay to each Participant, each Participant's pro rata share of the interest earned from the investment of such payment, if any.

    4. (a) If an Event of Default as defined in the Loan Agreement has occurred and is continuing, Trustee shall have sole control with respect to determining the manner in which to exercise rights and remedies under the Loan Documents or rights at law, including the Remedies and Actions but shall promptly proceed to do so on behalf of the Participants. The terms
"Remedies and Actions" shall mean the right to collect or enforce any or all of the Loan Documents.

    (b) The Participants shall have no rights to participate in the enforcement of the Remedies and Actions or any other actions with respect to the Loans, for so long as Trustee or any successor Trustee is engaged in those efforts on the Participants' behalf. Trustee will be deemed to have ceased such activities upon notice by Trustee that it has ceased such activities or upon the failure of Trustee to confirm in writing, that it is engaged in such activities within fifteen (15) days of written request from a Participant for such confirmation. If Trustee so ceases such activities, the Participants will be jointly and severally entitled to enforce all their rights as secured parties under the Deed of Trust and the Loan Documents, and to exercise directly all rights Trustee was entitled to exercise on their behalf under the Deed of Trust and the Loan Documents.

    5. The Trustee shall be liable to the Participant only for its own gross negligence or willful misconduct. Notwithstanding anything to the contrary, Trustee shall not be responsible in any manner to any of the Participants for (a) the effectiveness, enforceability, genuineness, validity, or due execution of any of the Loan Documents, (b) any representation, warranty, document, certificate, report, or statement made in any Loan Document, or furnished under or in connection with any of the Loan Documents,
(c) the collectibility of the Loans, (d) the validity, enforceability, or sufficiency of, or title to, any collateral now or hereafter securing the Loans, or (e) the existence, priority, or perfection of any lien or security interest granted or purported to be granted under the Loan Documents.

    6. Borrower, Trustee and the Participants agree that the terms and provisions of the Participation Agreement shall remain in full force and effect and shall apply to the Loan Agreement as the same may be amended and to any additional indebtedness of the Borrower that may be issued thereunder.

    7. Each Participant hereby represents and warrants to Trustee and Borrower that it is acquiring the Participation for its own account and not with a view to distribution and acknowledges that its acquisition of the Participation constitutes a loan by Participant to the Borrower and does not constitute an "investment" in the Borrower as that term is commonly understood.

    8. Each Participant hereby represents and warrants that it has independently reviewed the Loan Agreement and the other Loan Documents, and that there shall be no recourse on, or any liability



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incurred by, Trustee for any misstatement (whether material or immaterial) or omission (whether negligent or otherwise) of the Borrower contained in any of the Loan Documents and that each Participant has conducted, to the extent it deemed necessary, an independent investigation of the Borrower; including, but not limited to, an investigation relating to the credit worthiness of the Borrower and the risk involved to Participant in the loan of its funds to the Borrower, and has not relied upon Trustee for any such investigation or assessment of risk.

    10. Trustee makes no representation or warranty and shall have no responsibility or liability as to (a) the collectibility of the Loans; (b) the validity, priority, value or adequacy of any collateral; or (c) the financial condition of the Borrower or any guarantor, endorser or surety.

    11. No Participant shall have any interest in (a) any present or future guaranties by or for the account of the Borrower which are not contemplated in the Loan Agreement, or (b) any property now or hereafter taken as collateral for any extension of credit not contemplated in the Loan Agreement; provided, however, if payments in respect of such guaranties or such property or proceeds thereof shall be applied in reduction of the Loan, then each Participant shall be entitled to share pro rata in such application.

    12. Except as expressly provided herein to the contrary, should any Participant ever receive (whether pursuant to the Loan Documents, or by voluntary payment, exercise of setoff, banker's lien, counterclaim, cross-action, realization on or with respect to collateral, or otherwise) any sums applied or to be applied to the obligations of the Borrower under the Loan Documents, any such sum shall be immediately remitted to Trustee for disbursement pursuant to Section 3 hereof.

    13. Trustee shall provide upon written request by any Participant such information as is then in Trustee's possession with respect to the current status of principal and interest payments under the Loan Documents and with respect to the current status of accrual of interest under the Loan Documents.

    14. None of the provisions of this Agreement shall inure to the benefit of the Borrower or any person other than the Participants; consequently, the Borrower and any persons other than the Participants shall not be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of Trustee to comply with the provisions of this Agreement.

    17. Whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing or may be given by telephone and confirmed in writing and shall be deemed to have been given when personally delivered, delivered by telecopy, or, if mailed, when enclosed in an envelope addressed to the party to be notified at the address stated below (or at such other address as may have been designated by written notice), properly stamped, sealed, and duly deposited in the United States mail, registered or certified mail. The address of each party for purposes hereof is as follows:




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                              River Oaks Trust Company
                              2001 Kirby Drive
                              Houston, Texas  77019
                              Attention:__________________
                              Telephone: (713) 831-5500
                              Telecopy: (713) 831-5746

                              Nevada Gold & Casinos, Inc.
                              3040 Post Oak Boulevard, Suite 675
                              Houston, Texas 77056
                              Attention: H. Thomas Winn, President
                              Telephone: (713) 621-2245
                              Telecopy: (713) 621-6919

    18. This Agreement shall be binding upon and inure to the benefit of the Trustee and the Participants and their respective successors and assigns.

    19. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and is performable in Harris County, Texas.

    20. This Agreement supersedes and replaces any prior oral or written agreement between the parties hereto with respect to the within subject matter, and any such prior oral or written agreement shall be of no further force or effect.

    EXECUTED as of the date first above written.

                                      RIVER OAKS TRUST COMPANY


                                      By:_________________________________

                                      Its:________________________________



                                      NEVADA GOLD & CASINOS, INC.


                                      By:_________________________________
                                            H. Thomas Winn, President





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